UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

NEW YORK CITY REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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650 Fifth Avenue, 30th Floor, New York, NY 10019
T: (212) 415-6500
www.NewYorkCityREIT.com
Dear Fellow NYC REIT Shareholders,
We are writing to urge you to re-elect New York City REIT, Inc.’s (“NYC” or the “Company”) Lead Independent Director, Elizabeth Tuppeny, to NYC’s Board of Directors (the “Board”). By voting the GOLD proxy card — and ONLY the GOLD card — you prevent the election of Comrit Investments 1, LP’s unqualified candidate, Sharon Stern, who does not have the experience to serve on NYC’s Board.
Do not be fooled by Comrit’s claims that its candidate would be a reasonable replacement for Elizabeth Tuppeny, or its suggestion that you should vote a different card.
Since joining the Board seven years ago, Ms. Tuppeny has been an exceptional director of NYC and has contributed to our success in many ways. Ms. Tuppeny has been a driving force in helping NYC become one of the top-performing REITs by utilizing her nearly three decades of experience to maximize return on investment, create significant value for REIT shareholders, and evaluate and oversee major commercial real estate projects.
ELIZABETH TUPPENY’S PROVEN TRACK RECORD OF SUCCESS
IN THE REAL ESTATE INDUSTRY HAS BEEN INSTRUMENTAL TO NYC’S STRONG PERFORMANCE
Extensive Commercial Real Estate Transactional Experience
Ms. Tuppeny is an important adviser to NYC’s management team as it navigates a complex New York City real estate market. Her extensive experience in overseeing major commercial real estate transactions is an invaluable asset to NYC’s management team.
Ms. Tuppeny served for over three years on the Board of Directors and Executive Committee of the Philadelphia Industrial Development Council (“PIDC”), where she was responsible for evaluating and approving commercial and residential real estate business development and transaction applications. During her tenure, Ms. Tuppeny approved over 500 industrial and commercial real estate transactions worth over $1 billion.
Ms. Tuppeny’s hands-on experience in leading real estate transactions in a major city has been critical to NYC’s growth. She has worked closely with management to carefully evaluate each recent investment opportunity and is a key reason why NYC’s stock generated a total return of 70%(1) from January 1, 2021 through April 13, 2022, outperforming the S&P 500 by 47% and the Company’s direct competitor set, which comprises other New York City-focused REITs(2), by 48%.
Meanwhile, Comrit is asking you to vote for a nominee who has minimal experience working in the U.S. commercial real estate market. In fact, their nominee’s real estate experience is largely limited to helping to manage her family’s portfolio of student housing properties in Montreal.
Ms. Tuppeny possesses significantly greater experience and knowledge of the New York City market than Comrit’s nominee.
Significant REIT Board Experience
Through her work as founder and CEO of Domus, Inc. — where she has developed business strategies for Fortune 500 companies, including top real estate companies, for nearly 30 years — Ms. Tuppeny has become a highly sought-after board director.

Ms. Tuppeny currently serves on the board of two other publicly traded REITs, including as Lead Independent Director of Franklin BSP Realty Trust, Inc. (“FBRT”) and as an independent director of Healthcare Trust, Inc. (“HTI”), each of which she joined over nine years ago. Previously, she served as an independent director of American Realty Capital Trust IV, Inc.
Through her service on each board, Ms. Tuppeny has established herself as an outstanding advocate for shareholders with a keen ability to contribute toward generating highly attractive risk-adjusted shareholder returns:
REIT BOARD EXPERIENCE
Company	Years Served	Leadership Positions
Franklin BSP Realty Trust, Inc.	9+ years	– Lead Independent Director
Healthcare Trust, Inc.	9+ years	– Independent Director – Chair of Nominating and Corporate Governance Committee
New York City REIT, Inc.	7+ years	– Lead Independent Director – Chair of Nominating and Corporate Governance Committee
American Realty Capital Trust IV, Inc.	1.5+ years	– Independent Director
Comrit’s nominee, on the other hand, has only one year of experience as a board director and has not chaired any committees. Electing her to replace a director with the track record and qualifications of Ms. Tuppeny would put the value of your shares and robust dividend at significant risk, especially considering Comrit has failed to identify what they believe the Board should be doing differently or detailed any positive changes they intend to bring to NYC in connection with their nomination. Do not let Comrit and its inexperienced nominee disrupt the sustained value that Ms. Tuppeny has helped create.
Strong Track Record of Delivering Exceptional Returns to NYC Shareholders
Ms. Tuppeny’s leadership, guidance and expertise has contributed meaningfully to NYC’s outstanding performance as a public entity. Since becoming lead independent director in 2014, Ms. Tuppeny has helped the Company:
•
Grow its portfolio of real estate investments from $270 million to $853 million as of December 31, 2021

•
Increase leased square feet from 226,000 to 964,000 and increase occupancy from 75.5% to 82.9%

•
Deliver 70% in total return to shareholders from January 1, 2021 to April 13, 2022(1)

Ms. Tuppeny has championed NYC’s shareholder-focused growth strategy by leading the Company’s wide range of governance enhancement initiatives and aligning its executive compensation program with core metrics that directly drive shareholder value.
Of course, while we are pleased with NYC’s growth trajectory, we are always open to any suggestions from our shareholders that would help generate sustained value for the Company. Neither Comrit nor its hand-picked nominee have provided any feedback or suggestions regarding what they believe the Board should be doing differently or any positive changes they intend to bring to NYC. The logical inference is that they do not have such a plan.
Instead, Comrit has chosen to deliberately distort NYC’s stock return performance by cherry-picking performance data that reflects a period during the COVID-19 pandemic that was devastating to the entire New York City real estate market generally. NYC has rebounded strongly from this challenging period, which is reflected in the strong performance of NYC stock since we reported our full year 2021 financial results.

Do not let Comrit’s hollow campaign distract you from NYC’s strong momentum.
REPLACING A DIRECTOR OF ELIZABETH TUPPENY’S CALIBER WITH AN
INEXPERIENCED AND UNKNOWN CANDIDATE WOULD PUT YOUR INVESTMENT AT RISK
In short, replacing Ms. Tuppeny would be a tremendous loss not only for the Board, but all shareholders.
We are confident that after comparing Elizabeth Tuppeny with Comrit’s director nominee, you will conclude that Ms. Tuppeny’s unique real estate experience and track record of success make her the right choice to help lead the continued execution of NYC’s shareholder-focused growth strategy, as she has done to this point. As such, we urge you to vote the GOLD proxy card “FOR” the re-election of NYC’s director Elizabeth K. Tuppeny.
Sincerely,
Michael Weil, Chief Executive Officer
Your Vote Is Important, No Matter How Many or How Few Shares You Own!
Please vote today by telephone, via the Internet or by signing, dating and returning the enclosed GOLD proxy card. Simply follow the easy instructions on the GOLD proxy card.
If you have questions about how to vote your shares, please contact:
INNISFREE M&A INCORPORATED Shareholders May Call Toll-free: (877) 750-8197 Banks and Brokers May Call Collect: (212) 750-5833

REMEMBER:
Please simply discard any WHITE proxy card that you may receive from Comrit. Returning a WHITE proxy card — even if you “withhold” on the Comrit’s nominees — will revoke any vote you had previously submitted on NYC REIT’s
GOLD proxy card.

(1)
Total Return calculated over the period beginning on January 1, 2021 through April 13, 2022. Total Return is calculated by taking the ending share price less the beginning share price plus dividends paid divided by the beginning share price, shown as a percentage.

(2)
Peer group includes SLG, VNO, ESRT and PGRE.

NEW YORK CITY REIT SENDS LETTER TO SHAREHOLDERS REGARDING
COMRIT’S MISLEADING AND SELF-SERVING CAMPAIGN
Highlights Substantial Value Created by Current Board and Significant Skills, Leadership and Experience of Lead Independent Director Elizabeth Tuppeny
Urges NYC Shareholders to Not Be Fooled by Comrit and to ONLY VOTE the GOLD Proxy Card TODAY to Protect the Value of Their Investment and Dividend
NEW YORK — April 28, 2022 — New York City REIT, Inc. (NYSE: NYC) (“NYC” or the “Company”) recently sent a letter to shareholders regarding the misleading and self-serving campaign initiated by activist Comrit Investments 1, LP.
In the letter, NYC outlines the significant value created by the current Board of Directors (the “Board”) — with Elizabeth Tuppeny serving as Lead Independent Director. The letter also underscores Ms. Tuppeny’s extensive real estate industry skills, leadership and experience.
Critically, NYC urges shareholders not to be fooled by Comrit and to ONLY vote the GOLD proxy card so that NYC can build on its strong momentum. This is necessary for shareholders to protect their investment as Comrit appears to not have any plan for the future of NYC or wants to hide its true motives in nominating an unqualified candidate, Sharon Stern, who does not have the experience to serve on NYC’s Board.
The full text of the letter sent to shareholders is below.
Dear Fellow Shareholders,
Since inception, New York City REIT, Inc.’s (“NYC” or the “Company”) objective has been to maximize shareholder value by owning high-quality real estate assets that generate consistently strong returns across market cycles. The Company’s diverse, highly experienced, and transparent Board of Directors (“Board”) and management team have executed a differentiated investment strategy that has created  —  and we believe will continue to create  —  substantial long-term value for shareholders, including paying an attractive dividend.
In 2021  —  NYC’s first full year as a public entity  —  the Company delivered an exceptional total return of nearly 37% to shareholders, outperforming a group of NYC-focused REIT peers by over 24%. During the year, NYC also outperformed the S&P 500 Index by over 6%, a notable achievement given that the index had one of its best years in history, as well as the S&P Small-Cap 600 Index by over 8%, and the Russell 2000 Index by over 20%.
You might wonder why Comrit Investments 1, LP (“Comrit”)  —  an activist hedge fund that owns very little stock in NYC  —  would take issue with this excellent performance.
It’s simple: Comrit is seeking to mislead shareholders about NYC as part of what we believe is its self-serving campaign to advance its agenda by electing its handpicked nominee to the Board. Comrit initially sought to convince NYC to buy out its stake in the Company, which NYC rejected. Comrit has now resorted to making a generic, unfounded critique of the Company and nominating a demonstrably unqualified candidate, Sharon Stern, who lacks the experience to serve on NYC’s Board given her limited involvement in New York City real estate and the fact that she has only served as a public company board director for less than a year.

DO NOT BE FOOLED BY COMRIT
Comrit would have you believe that you should be voting the white proxy card. The GOLD proxy card is the Company’s card and only it can be used to vote for the reelection of the Company’s highly qualified candidate, Elizabeth Tuppeny, who currently serves as Lead Independent Director. We urge you to vote the GOLD proxy card and discard any white proxy card that you may receive from Comrit.
Returning a white proxy card  —  even if you “withhold” on Comrit’s handpicked, unqualified nominee  —  will revoke any vote you had previously submitted on NYC’s GOLD proxy card.
NYC’s DIRECTOR NOMINEE BRINGS MORE RELEVANT SKILLS, LEADERSHIP, AND INDUSTRY EXPERIENCE
NYC shareholders deserve directors who are experienced and credible, who act in the best interests of shareholders and who are qualified to serve on critical Board committees. Elizabeth Tuppeny is an advisor at the C-suite level to several Fortune 500 companies and real estate firms, and has unparalleled experience driving long-term value for shareholders. In addition to her service at NYC REIT, she has served as an independent director on the boards of three separate real estate companies: Franklin BSP Realty Trust, Inc., Healthcare Trust, Inc. and American Realty Capital Trust IV. She also served on the board of PIDC, a public-private economic development organization, where she evaluated and approved more than 500 industrial and commercial real estate transactions valued at more than $1 billion.
At NYC, Ms. Tuppeny has been instrumental in developing and executing the Company’s growth strategy in partnership with the management team and members of the Board. NYC is very fortunate to have a director of Ms. Tuppeny’s caliber and character, along with all of our directors who have an exceptional ability to generate returns in a complex New York City real estate market.
PROTECT THE VALUE OF YOUR SHARES AND NYC’S STRONG DIVIDEND
In short, electing Comrit’s director nominee puts the value of your shares and robust dividend at significant risk. Comrit has failed to identify what they believe the Board should be doing differently or detailed any positive changes they intend to bring to NYC in connection with their nomination. The logical inference is that Comrit does not have such a plan or is attempting to hide their true motives for nominating Sharon Stern. Either way, this disruption to NYC’s strong momentum is not in the interest of shareholders and does not warrant shareholder support.
We urge shareholders to see through Comrit’s uninformed attacks and misleading statements and vote the GOLD proxy card “FOR” the re-election of NYC’s director Elizabeth K. Tuppeny, so that she and the rest of the Board can continue to create the value you deserve.
Sincerely,
Michael Weil, Chief Executive Officer

Your Vote Is Important, No Matter How Many or How Few Shares You Own!
Please vote today by telephone, via the Internet or
by signing, dating and returning the enclosed GOLD proxy card.
Simply follow the easy instructions on the GOLD proxy card.
If you have questions about how to vote your shares, please contact:
INNISFREE M&A INCORPORATED
Shareholders May Call Toll-free: (877) 750-8197
Banks and Brokers May Call Collect: (212) 750-5833
REMEMBER:
Please simply discard any WHITE proxy card that you may receive from Comrit. Returning a WHITE proxy card — even if you “withhold” on the Comrit’s nominees — will revoke any vote you had previously submitted on NYC REIT’s
GOLD proxy card.

About New York City REIT, Inc.
New York City REIT, Inc. is a publicly traded REIT that owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City. Additional information about NYC can be found on its website at www.newyorkcityreit.com.
Important Information
NYC filed a definitive proxy statement on Schedule 14A on April 15, 2022 and will file other relevant documents with the SEC in connection with the solicitation of proxies from NYC stockholders for NYC’s 2022 annual meeting of stockholders. NYC STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ NYC’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by NYC with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge in the “SEC Filings” subsection of the “Financial Information” section of NYC’s Investor Relations website at investors.newyorkcityreit.com or by contacting NYC’s Investor Relations department at info@ar-global.com.
Participants in the Solicitation
NYC, its directors, and certain of its executive officers may be deemed to be participants in the solicitation of proxies from NYC stockholders in connection with matters to be considered at NYC’s 2022 annual meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of NYC’s directors and executive officers, in NYC is included in NYC’s Proxy Statement on Schedule 14A for the 2022 annual meeting of stockholders, filed with the SEC on April 15, 2022. Changes to the direct or indirect interests of NYC’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in NYC will be set forth in relevant documents to be filed with the SEC, if and when they become available.
Media Contacts
Jonathan Gasthalter/Mark Semer
Gasthalter & Co.
(212) 257-4170
###

NYC REIT SENDS LETTER TO SHAREHOLDERS OUTLINING REASONS
TO RE-ELECT ELIZABETH TUPPENY TO BOARD
Lead Independent Director Has Achieved Sustained Success in the Real Estate Industry and Has a Proven Track Record of Generating Value for NYC Shareholders
Urges NYC Shareholders to VOTE the GOLD Proxy Card TODAY to Continue Company’s Strong Momentum
NEW YORK — April 28, 2022 — New York City REIT, Inc. (NYSE: NYC) (“NYC” or the “Company”) today sent a letter to shareholders outlining the many reasons why shareholders should re-elect the Company’s Lead Independent Director, Elizabeth Tuppeny, to continue serving on the Board of Directors.
In the letter, NYC details Ms. Tuppeny’s extensive commercial real estate experience, significant REIT board service, and strong track record of delivering exceptional returns to NYC shareholders, as opposed to Comrit Investments 1, LP (“Comrit”)’s nominee, who has minimal real estate and board experience. NYC also emphasizes that shareholders should not be fooled by Comrit hollow campaign regarding its inexperienced nominee, which is meant distract from NYC’s strong momentum.
The full text of the letter sent to shareholders is below.
Dear Fellow NYC REIT Shareholders,
We are writing to urge you to re-elect New York City REIT, Inc.’s (“NYC” or the “Company”) Lead Independent Director, Elizabeth Tuppeny, to NYC’s Board of Directors (the “Board”). By voting the GOLD proxy card — and ONLY the GOLD card — you prevent the election of Comrit Investments 1, LP’s unqualified candidate, Sharon Stern, who does not have the experience to serve on NYC’s Board.
Do not be fooled by Comrit’s claims that its candidate would be a reasonable replacement for Elizabeth Tuppeny, or its suggestion that you should vote a different card.
Since joining the Board seven years ago, Ms. Tuppeny has been an exceptional director of NYC and has contributed to our success in many ways. Ms. Tuppeny has been a driving force in helping NYC become one of the top-performing REITs by utilizing her nearly three decades of experience to maximize return on investment, create significant value for REIT shareholders, and evaluate and oversee major commercial real estate projects.

ELIZABETH TUPPENY’S PROVEN TRACK RECORD OF SUCCESS
IN THE REAL ESTATE INDUSTRY HAS BEEN INSTRUMENTAL TO NYC’S STRONG PERFORMANCE
Extensive Commercial Real Estate Transactional Experience
Ms. Tuppeny is an important adviser to NYC’s management team as it navigates a complex New York City real estate market. Her extensive experience in overseeing major commercial real estate transactions is an invaluable asset to NYC’s management team.
Ms. Tuppeny served for over three years on the Board of Directors and Executive Committee of the Philadelphia Industrial Development Council (“PIDC”), where she was responsible for evaluating and approving commercial and residential real estate business development and transaction applications. During her tenure, Ms. Tuppeny approved over 500 industrial and commercial real estate transactions worth over $1 billion.
Ms. Tuppeny’s hands-on experience in leading real estate transactions in a major city has been critical to NYC’s growth. She has worked closely with management to carefully evaluate each recent investment opportunity and is a key reason why NYC’s stock generated a total return of 70%(1) from January 1, 2021 through April 13, 2022, outperforming the S&P 500 by 47% and the Company’s direct competitor set, which comprises other New York City-focused REITs(2), by 48%.
Meanwhile, Comrit is asking you to vote for a nominee who has minimal experience working in the U.S. commercial real estate market. In fact, their nominee’s real estate experience is largely limited to helping to manage her family’s portfolio of student housing properties in Montreal.
Ms. Tuppeny possesses significantly greater experience and knowledge of the New York City market than Comrit’s nominee.
Significant REIT Board Experience
Through her work as founder and CEO of Domus, Inc. — where she has developed business strategies for Fortune 500 companies, including top real estate companies, for nearly 30 years — Ms. Tuppeny has become a highly sought-after board director.
Ms. Tuppeny currently serves on the board of two other publicly traded REITs, including as Lead Independent Director of Franklin BSP Realty Trust, Inc. (“FBRT”) and as an independent director of Healthcare Trust, Inc. (“HTI”), each of which she joined over nine years ago. Previously, she served as an independent director of American Realty Capital Trust IV, Inc.

Through her service on each board, Ms. Tuppeny has established herself as an outstanding advocate for shareholders with a keen ability to contribute toward generating highly attractive risk-adjusted shareholder returns:
REIT BOARD EXPERIENCE
Company	Years Served	Leadership Positions
Franklin BSP Realty Trust, Inc.	9+ years	− Lead Independent Director
Healthcare Trust, Inc.	9+ years	− Independent Director − Chair of Nominating and Corporate Governance Committee
New York City REIT, Inc.	7+ years	− Lead Independent Director − Chair of Nominating and Corporate Governance Committee
American Realty Capital Trust IV, Inc.	1.5+ years	− Independent Director
Comrit’s nominee, on the other hand, has only one year of experience as a board director and has not chaired any committees. Electing her to replace a director with the track record and qualifications of Ms. Tuppeny would put the value of your shares and robust dividend at significant risk, especially considering Comrit has failed to identify what they believe the Board should be doing differently or detailed any positive changes they intend to bring to NYC in connection with their nomination. Do not let Comrit and its inexperienced nominee disrupt the sustained value that Ms. Tuppeny has helped create.
Strong Track Record of Delivering Exceptional Returns to NYC Shareholders
Ms. Tuppeny’s leadership, guidance and expertise has contributed meaningfully to NYC’s outstanding performance as a public entity. Since becoming lead independent director in 2014, Ms. Tuppeny has helped the Company:
•
Grow its portfolio of real estate investments from $270 million to $853 million as of December 31, 2021

•
Increase leased square feet from 226,000 to 964,000 and increase occupancy from 75.5% to 82.9%

•
Deliver 70% in total return to shareholders from January 1, 2021 to April 13, 2022(1)

Ms. Tuppeny has championed NYC’s shareholder-focused growth strategy by leading the Company’s wide range of governance enhancement initiatives and aligning its executive compensation program with core metrics that directly drive shareholder value.
Of course, while we are pleased with NYC’s growth trajectory, we are always open to any suggestions from our shareholders that would help generate sustained value for the Company. Neither Comrit nor its hand-picked nominee have provided any feedback or suggestions regarding what they believe the Board should be doing differently or any positive changes they intend to bring to NYC. The logical inference is that they do not have such a plan.
Instead, Comrit has chosen to deliberately distort NYC’s stock return performance by cherry-picking performance data that reflects a period during the COVID-19 pandemic that was devastating to the entire New York City real estate market generally. NYC has rebounded strongly from this challenging period, which is reflected in the strong performance of NYC stock since we reported our full year 2021 financial results.

Do not let Comrit’s hollow campaign distract you from NYC’s strong momentum.
REPLACING A DIRECTOR OF ELIZABETH TUPPENY’S CALIBER WITH AN
INEXPERIENCED AND UNKNOWN CANDIDATE WOULD PUT YOUR INVESTMENT AT RISK
In short, replacing Ms. Tuppeny would be a tremendous loss not only for the Board, but all shareholders.
We are confident that after comparing Elizabeth Tuppeny with Comrit’s director nominee, you will conclude that Ms. Tuppeny’s unique real estate experience and track record of success make her the right choice to help lead the continued execution of NYC’s shareholder-focused growth strategy, as she has done to this point. As such, we urge you to vote the GOLD proxy card “FOR” the re-election of NYC’s director Elizabeth K. Tuppeny.
Sincerely,
Michael Weil, Chief Executive Officer
(1)
Total Return calculated over the period beginning on January 1, 2021 through April 13, 2022. Total Return is calculated by taking the ending share price less the beginning share price plus dividends paid divided by the beginning share price, shown as a percentage.

(2)
Peer group includes SLG, VNO, ESRT and PGRE.

Your Vote Is Important, No Matter How Many or How Few Shares You Own!
Please vote today by telephone, via the Internet or by signing, dating and returning the enclosed GOLD proxy card. Simply follow the easy instructions on the GOLD proxy card.
If you have questions about how to vote your shares, please contact:
INNISFREE M&A INCORPORATED Shareholders May Call Toll-free: (877) 750-8197 Banks and Brokers May Call Collect: (212) 750-5833
REMEMBER:

   Please simply discard any WHITE proxy card that you may receive from Comrit. Returning a WHITE proxy card — even if you “withhold” on the Comrit’s nominees — will revoke any vote you had previously submitted on NYC REIT’s
GOLD proxy card.

About New York City REIT, Inc.
New York City REIT, Inc. is a publicly traded REIT that owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City. Additional information about NYC can be found on its website at www.newyorkcityreit.com.

Important Information
NYC filed a definitive proxy statement on Schedule 14A on April 15, 2022 and will file other relevant documents with the SEC in connection with the solicitation of proxies from NYC stockholders for NYC’s 2022 annual meeting of stockholders. NYC STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ NYC’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by NYC with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge in the “SEC Filings” subsection of the “Financial Information” section of NYC’s Investor Relations website at investors.newyorkcityreit.com or by contacting NYC’s Investor Relations department at info@ar-global.com.
Participants in the Solicitation
NYC, its directors, and certain of its executive officers may be deemed to be participants in the solicitation of proxies from NYC stockholders in connection with matters to be considered at NYC’s 2022 annual meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of NYC’s directors and executive officers, in NYC is included in NYC’s Proxy Statement on Schedule 14A for the 2022 annual meeting of stockholders, filed with the SEC on April 15, 2022. Changes to the direct or indirect interests of NYC’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in NYC will be set forth in relevant documents to be filed with the SEC, if and when they become available.
Media Contacts
Jonathan Gasthalter/Mark Semer
Gasthalter & Co.
(212) 257-4170
###